JOINT VENTURE AGREEMENT

Exhibit 10.1

JOINT VENTURE AGREEMENT

between

AMERICAN ELECTRIC VEHICLES AND BATTERY TECHNOLOGY, INC.

a wholly owned subsidiary of

VIDEO RIVER NETWORKS, INC.

and

LINGSTAR COMPANY

for

the establishment of

XIAN LEVS ELECTRIC VEHICLES AND BATTERY TECHNOLOGY DEVELOPMENT CO. LTD

Dated as of May 10, 2021

APPENDIX 5	FORM OF CONFIDENTIALITY AGREEMENT

APPENDIX 6	LIST OF XIAN WFOE APPROVALS

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is made as of the 27th day of April 2021

BETWEEN:

(1)

AMERICAN ELECTRIC VEHICLES AND BATTERY TECHNOLOGY, INC. (“US.EV”), a company organized and existing under the laws of the State of California, with its principal offices at 370 Amapola Avenue Suite 200-A, Torrance, CA 90501; and

(2)	Lingstar Company, a company organized and existing under the laws of the Peoples Republic of China (“PRC”), with its principal offices at No 31，Jinye Er Road, Xian - 710065, China (“Lingstar”).

USEV and Lingstar are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

(A)

WHEREAS, USEV is a wholly-owned subsidiary of Video River Networks, Inc. (“NIHK”), a company organized and existing under the laws of Nevada, USA, and engaged in the business of operating and managing portfolios of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics ("EV-AI-ML-R") assets, businesses and operations in North America..

(B)

WHEREAS, Lingstar Company, a company organized and existing under the laws of the Peoples Republic of China, and engaged in the business of sourcing, designing, developing, manufacturing and distribution of high-performance, affordable and fully electric vehicles in China.

(C)

WHEREAS, The Parties intend to combine their strengths by establishing and investing in a joint venture company (the “Company”) in Xian, China that will in turn establish various Subsidiaries (as defined below), including one or more wholly foreign-owned enterprises in the People’s Republic of China (each, a “WFOE”, collectively, the “WFOEs”), to engage in the Licensed Business (as defined below).

(D)	WHEREAS, The Parties wish to provide for certain matters relating to the management and operation of the Company and the WFOEs.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinbelow contained, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT:

SECTION 1

DEFINITIONS

1.1	Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

“Adjusted Group EBITDA” means (a) Group EBITDA adjusted for transfer pricing, or (b) 0, determined on a consolidated basis for the Applicable Period in accordance with US GAAP.

“Adjusted Group Revenue” means  the gross revenue of the JV captured under other accounting method that is Group on a consolidated basis for the Applicable Period and determined in accordance with US GAAP.

 “Applicable Buyout Price” means an amount equal to the product of (a) the Buyout Price and (b) a fraction, the numerator of which shall be the number of Shares held by the Non-Terminating Party and the denominator of which shall be the total number of Shares outstanding.

“Applicable Period” means the 12-month period ending on the last day of the last full calendar month preceding the date of termination of this Agreement.

“Appointing Party” shall mean the non-breaching Party or the Terminating Party

“Approved Lines” has the meaning specified in the Agreement.

 “Arbitration Rules” means the Arbitration Rules of the United Nations Commission and International Trade Law.

“Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as amended from time to time.

“Board” means the board of directors of the Company.

“Books” means the records and books of account of the Company and the WFOEs (on a consolidated basis) (a) in which complete entries have been made in accordance with US GAAP and IFRS, (b) for which all transactions required to be reflected by US GAAP and IFRS have been reflected and (c) for which accurate and complete records of the material properties and assets of the Company and the WFOEs have been kept in accordance with US GAAP and IFRS.

“Business” means the business of sourcing, designing, developing, manufacturing and distribution of high-performance, affordable and fully electric vehicles or sourcing, designing, developing, manufacturing and distribution of Battery Technology.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in PRC, the State of New York of the U.S. or California are required or authorized by Law or executive order to be closed.

“Business License” means the business license of each WFOE issued by SAIC.

“Buyout Price” means an amount equal to the greater of (a) the amount equal to (i) the quotient of (1) sum of the Adjusted Group Revenue and the Adjusted Group EBITDA and (2) 2 minus (ii) the Net Indebtedness as of the date of termination of this Agreement and (b) the Group Net Asset Value.

“Charter Documents” of the Company means the memorandum and articles of association of the Company to be adopted by the Company on or prior to the Company Establishment Date, and in the form attached hereto as Appendix 1.

“CEO” of the Company means the Chief Executive Officer of the Company, who shall be the most senior executive manager of the Company.

“Company Establishment Date” means the date in which both USEV and LINGSTAR subscribe their Shares of the Company in accordance with Section 4 of this Agreement.

“Competitor” means:

(i)	with respect to LINGSTAR: Any business involved in similar business as engaged into by the JV; and

(ii)	with respect to US.EV: Tesla, Nikola, General Motors, Ford, Volkswagen, and other US electric vehicles companies and their respective Affiliates.

“Confidential Information” means (a) all information disclosed to a Party, its subsidiaries, employees, directors, officers, Affiliates, consultants, subcontractors, representatives or advisors (the “Recipient”) by the other Party, the Company, or in the case where the Recipient is USEV, LINGSTAR (in addition to the other Party and the Company), or any of their employees, directors, officers, Affiliates, consultants, subcontractors, representatives or advisors (the “Disclosing Party”), including all information concerning the Disclosing Party’s or any of its Affiliates’ businesses, finances, designs, advertising, marketing, sales, plans for future developments and internal processes or systems whether furnished before or after the date hereof, and whether furnished in oral, written, visual, machine readable or any other form, and regardless of the manner in which it is furnished (including by fax and any other form of electronic delivery); and (b) any document or material prepared by the Recipient or its Representatives based on any confidential information and all copies, extracts, reproductions, summaries or analyses of any such information (whether created by the Recipient or any other Person), including all digital and electronic copies.

 “Confidentiality Agreement” means the separate agreement between USEV and Lingstar in relation to the non-competition and non-disclosure obligations and certain rights and obligations of each of USEV and Lingstar, executed on the date hereof in the form attached as Appendix 5.

“Consumer Price Index” means the Consumer Price Index as published by the National Bureau of Statistics of China, or any successor organization.

“Control” with respect to any Person, means (a) holding, whether individually or in concert with one or more other Persons, directly or indirectly, any fraction of the capital of such Person giving the holder the majority of the voting rights of such Person; (b) holding alone the majority of the voting rights of such Person (including pursuant to the provisions of a shareholders’, investors’ or other equity holders’ agreement, undertaking or arrangement); (c) being able, whether individually or in concert with one or more other Persons, to effectively determine decisions taken at any such Person’s shareholders’ or other equity holders’ meetings (or pursuant to any written consent or other action in lieu thereof); or (d) being a shareholder or other equity holder of such Person and having, whether individually or in concert with one or more other Persons, the power to appoint a majority of the members of the board of directors, management, supervisory or administrative body of such Person. The terms “Controls”, “Controlled” and “Controlling” shall have corresponding meanings.

“USEV Change of Control” means (a) a Transfer by a Person of all or a portion of the interest or rights that it directly or indirectly holds in, or with respect to, USEV to another Person such that subsequent to such Transfer, NIHK shall no longer Control USEV or (b) a Transfer by the shareholders of NIHK or an issuance of new Equity Securities of NIHK such that subsequent to such Transfer or a new issuance, any Person or its Affiliates, individually or collectively, own, directly or indirectly, more than 50% of the Equity Securities of NIHK on a fully diluted basis.

“Dispute” means any dispute, controversy or claim arising out of, or relating to, this Agreement or the performance, interpretation, breach, termination or validity hereof other than a dispute with respect to a Deadlocked Matter.

“Directors” shall mean the duly elected members of the Board and “Director” shall mean a duly elected member of the Board.

“Distributable Profits” means any profits available for distribution in respect of a given Financial Year (a) after making up all accumulated losses of previous years of, and taking into account any statutory reserves required to be made by, the Company, and (b) where the aggregate net income of the WFOEs has been greater than zero for such Financial Year.

“Electronic Medium” has the meaning specified in the License Agreement.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, in the case of the Company, Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

 “Encumbrance” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction that, in legal terms, is not the grant of security but that has an economic or financial effect similar to the creation of a security that is legally enforceable under applicable Law, any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (b) any adverse claim as to title, possession or use.

“Examination and Approval Authority” means the Ministry of Commerce of the PRC or its relevant local counterpart that is legally authorized to approve the establishment of the WFOEs pursuant to PRC Laws.

“Fair Market Value” shall mean the fair market value of the Shares of the Company as determined by a reputable independent appraiser experienced in the valuation of enterprises in China that is appointed by the Appointing Party considering the Company as a going concern and assuming a sale and purchase transaction between a willing seller and a willing buyer; provided, however, that such appraiser shall be selected pursuant to an agreed upon procedures.

“Financial Quarter” means any of the quarterly accounting periods of the Company, ending March 31, June 30, September 30 and December 31 of each year.

“Financial Year” means the financial year of the Company being January 1 to December 31.

“Five-Year Business Plan” means a five-year business plan for the operation of the Company and the WFOEs, which includes the capital and operating budgets for the Company and the WFOEs for the relevant period as well as KPIs and MPTs for the Group. The initial Five-Year Business Plan, to be mutually agreed by the Parties, shall commence six months after the Soft Launch Date.

“Group” means the Company and its Subsidiaries, and a “member of the Group” means any one of them.

“Group EBITDA” means, for any period with respect to the Group on a consolidated basis and determined in accordance with US GAAP, the sum of: (a) the net income (or loss) of the Group for such period (after eliminating any extraordinary gains and losses determined in accordance with US GAAP), including but not limited to the sale of businesses, and the impairment of goodwill, plus (b) all interest expense (less interest income) of the Group for such period, plus (c) all charges against income of the Group for such period for all income taxes, plus (d) all depreciation expense of the Group for such period, plus (e) all amortization expense of the Group for such period.

“Group Net Asset Value” means the difference between (a) the total value of the assets of the Group (on a consolidated basis) as reflected on the Books as of the date of termination of this Agreement determined in accordance with US GAAP and (b) the total value of the liabilities of Group (on a consolidated basis) as reflected on the Books as of the date of termination of this Agreement determined in accordance with US GAAP.

 “IFRS” means the International Financial Reporting Standards prescribed by the International Accounting Standards Board and its successors.

“Indebtedness” means, at any time with respect to the Group on a consolidated basis and determined in accordance with US GAAP and without duplication: (a) all obligations for borrowed money or advances, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations upon which interest charges are customarily paid or accrued, (d) all obligations under conditional sale or other title retention agreements relating to property purchased by the Group, (e) all obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (f) all capital lease obligations, purchase money obligations and synthetic lease obligations to the extent that such synthetic lease obligations are structured as capital leases, (g) all obligations for reimbursement of any obligor in respect of letters of credit, letters of guaranty, and similar credit transactions, (h) all obligations in respect of Indebtedness of any other Person (including any partnership in which any member of the Group is a general partner) to the extent that any member of the Group is liable therefor as a result of its ownership interest in or other relationship with such Person and that such Indebtedness has been approved by the Board unanimously, except to the extent that the terms of such Indebtedness provide that such member of the Group is not liable therefor and (i) every obligation, contingent or otherwise, guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) of another Person, in any manner, whether directly or indirectly.

“Laws” means all applicable laws, regulations, rules and orders of any governmental authority, securities exchange or other self-regulatory body, including any ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment.

“License Agreement” means the Intellectual Property License Agreement between LINGSTAR and the Company, in the agreed form attached hereto as Appendix 4 and executed on the Company Establishment Date pursuant to Section 4.4, as may be amended from time to time.

“Licensed Business” has the meaning specified in the License Agreement.

“Lock-Up Period” means the period ending on the fifth anniversary of the WFOE Establishment Date of the China based WFOEs.

“Long Stop Date” means the date that is twelve months from the date of this Agreement.

 “Net Indebtedness” means, at any time with respect to the Group on a consolidated basis and determined in accordance with US GAAP, the Indebtedness after deducting the aggregate amount of cash and cash equivalent investments (being all bonds, notes, certificates of deposit and commercial paper with a maturity of not more than twelve months) held by any member of the Group.

“Other Agreements” means (a) the Confidentiality Agreement, (b) the Services Agreement and (c) any other agreements between the Parties or their respective Affiliates executed on the date hereof.

“Permitted Affiliate” of a Party means a Person with respect to which NIHK (if such Party is USEV) or LINGSTAR (if such Party is LINGSTAR), as the case may be, directly or indirectly legally or beneficially owns at least 95% of the Equity Securities.

“Person” means any individual, firm, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government (or agency or political subdivision thereof), or other entity of any kind, whether or not having separate legal personality.

“PRC” or “China” means the People’s Republic of China.

“PRC GAAP” means generally accepted accounting principles prescribed in the PRC in effect from time to time.

“PRC Laws” means the Laws of the PRC.

“SAIC” means the State Administration of Industry and Commerce of the PRC or its local branches as appropriate to the context.

“Services Agreement” means the Services Agreement between USEV and the Company, in the agreed form attached hereto as Appendix 2 and executed on the Company Establishment Date pursuant to Section 4.4, as may be amended from time to time.

“Xian” means the municipality of Xian as defined by the PRC government.

“Xian WFOE Approvals” means such rights, licenses, permits, approvals, waivers, consents and authorizations that are necessary for the Xian WFOE to engage in the business activities contemplated in this Agreement as set forth in Appendix 6.

“Shareholders” means (i) USEV and LINGSTAR and (ii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and executes a Deed of Adherence substantially in the form attached hereto as Appendix 3, in each case for so long as such Person remains a shareholder of the Company, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

 “Shares” means the ordinary shares, no par value, of the Company.

“Soft Launch Date” means the date that is twelve months from the date of this Agreement.

“Subsidiary” means any other Person/Company in which the Company directly or indirectly holds a majority of the ownership interests, or a majority of the voting power, represented by Equity Securities of such Person, including the WFOEs.

“Territory” means the PRC.

“Transfer” means, whether voluntarily or involuntarily, to give, sell, issue, assign, pledge, encumber, hypothecate, grant a security interest in or otherwise dispose or convey, whether in one transaction or a series of related transactions. The terms “Transferee,” “Transferor,” “Transferred” and other forms of the word “Transfer” shall have the correlative meanings.

“U.S.” means the United States of America.

“US GAAP” means generally accepted accounting principles as prescribed by the Financial Accounting Standards Board of the U.S. in effect from time to time.

“WFOE” means wholly foreign-owned enterprises.

“WFOE Establishment Date” means, with respect to each WFOE, the date the business license for such WFOE is issued by SAIC.

“LINGSTAR Buyout Price” means the amount equal to the product of (a) the Buyout Price and (b) a fraction, the numerator of which shall be the number of Shares held by USEV and the denominator of which shall be the total number of Shares outstanding.

“LINGSTAR Change of Control” means (a) a Transfer by a Person of all or a portion of the interest or rights that it directly or indirectly holds in, or with respect to, LINGSTAR to another Person such that subsequent to such Transfer, a Person or its Affiliates Controls LINGSTAR or (b) receipt by LINGSTAR of a written notice from its current owners of intend to relinquish Control of LINGSTAR.

1.2	Other Terms. The following terms shall have the meanings defined in the Section indicated:

Term	Section
Acceptance Notice	5.4(a)
Agreement	Preamble
Annual Plan	12.3(a)

Approved Information	9.2(a)(iii)
Auditor	10.2
Buyout Notice	14.2
CFO	9.1(a)
Chairman	8.1(c)
Company	Recitals
USEV	Preamble
USEV Change of Control Notice	5.6
USEV Directors	8.1(a)
USEV Interest Value	5.6(a)
USEV Notice	5.6(a)
USEV Shares	4.1(a)
Deadline	12.3(a)
Deadlock Date	8.10(a)
Deadlock Exercise Notice	8.10(e)
Deadlock Notice	8.10(b)
Deadlock Option	8.10(a)
Deadlock LINGSTAR Interest Value	8.10(e)
Deadlock LINGSTAR Notice	8.10(e)
Deadlocked Matter	8.10(a)
Disclosing Party	1.1
Employer	6.4
Exercise Notice	5.6(a)
Financial and Accounting System	9.3(b)
NIHK	Recitals
Independent Auditor	5.4(a)
Initial Conditions	4.3(b)
Initial Contribution	4.3(a)
Invoking Party	8.10(d)
KPIs	12.1
Milestones	15.1
Milestone Buyout Notice	15.2(a)
Milestone Failure Purchase Right	15.1
MPTs	12.1
Non-Invoking Party	8.10(e)
Non-Terminating Party	14.1
Offer Period	5.4(a)
Offer Price	5.4(a)
Offered Interest	5.4(a)
Party	Preamble
Permitted Affiliate Transferee	5.3(a)
Prohibited Payment	9.4(b)
Put-Call Option	5.6(a)
Recipient	1.1
Representatives	7.2(a)
Securities Laws Obligations	10.4(a)
Senior Managers	9.1(a)
Xian WFOE	Recitals

Term	Section
SOXA	10.4(a)
Submission Notice	17.2(a)
Tag-Along Right	5.5(b)
Terminating Party	13.3(c)
Termination Purchase Right	14.1
Transfer Notice	5.4(a)
Transferring Party	5.3(a)
Trigger Notice	5.6(a)
WFOE	Recitals
WFOE Term	13.2(a)
LINGSTAR	Preamble
LINGSTAR Change of Control Notice	5.6
LINGSTAR Directors	8.1(a)
LINGSTAR Shares	4.1(a)
LINGSTAR	Recitals

1.3	Interpretation.

(a)	All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

(b)	Unless a clear contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)

reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)	reference to any gender includes each other gender;

(iv)	reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)

reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including all other Laws promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)

references to any government ministry, agency, department or authority shall be construed as references to the duly appointed successor ministry, agency, department or authority of such ministry, agency, department or authority where the context permits;

(vii)	“hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof;

(viii)	headings are included for convenience only and shall not affect the construction of any provision of this Agreement;

(ix)	numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement;

(x)	“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(xi)	“or” is used in the inclusive sense of “and/or”;

(xii)	references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto;

(xiii)	any term in any Schedule or Exhibit hereto shall have the meaning ascribed to such term in this Agreement, unless otherwise defined therein;

(xiv)	reference to dollars or US$ shall be deemed to refer to U.S. Dollars;

(xv)	reference to a year or to a quarter means the fiscal year or fiscal quarter of the Company, respectively, and reference to a month means a calendar month;

(xvi)

if a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day; if the day on or by which something must be done is not a Business Day, that thing must be done on or by the Business Day immediately following such day;

(xvii)	references to writing include any mode of reproducing words in a legible and non-transitory form; and

(xviii)

references to a “fully diluted basis” mean that the calculation is to be made assuming that all options, warrants and other equity securities convertible into or exercisable or exchangeable for Shares (whether or not by their terms then currently convertible, exercisable or exchangeable).

(c)

It is the intention of the Parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

SECTION 2

XIAN LEVS ELECTRIC VEHICLES AND BATTERY TECHNOLOGY DEVELOPMENT CO. LTD

AND WFOES

2.1

Establishment of Joint Venture Company (“JV”). The Parties agree to form, and by this Agreement do form, the JV for the purposes of  sourcing, designing, developing, manufacturing and distribution of high-performance, affordable and fully electric vehicles in China and also conducting the Licensed Business, directly and/or through its Subsidiaries, including the WFOEs, in multiple locations in the Territory.

2.2

Establishment of WFOEs. The Parties agree to establish WFOEs (subsidiaries of the JV) in various locations within the Territory as determined by the Board. In this connection, as soon as reasonably practicable following the Company Establishment Date, the Company shall establish the Xian WFOE. Subject to approval from the relevant PRC governmental authorities, each WFOE shall have the power to conduct and operate the Licensed Business in multiple locations throughout the Territory and shall have the power to conduct other related activities as the Parties may from time to time agree.

2.3

Name. The name of the Joint Venture shall be “XIAN LEVS ELECTRIC VEHICLES AND BATTERY TECHNOLOGY DEVELOPMENT CO. LTD”. If any Party together with its Affiliates do not own any Shares of the Company, such Party may, in writing, require the Company and/or its Subsidiaries to remove any references to such Party from the name(s) of the Company and/or its Subsidiaries. Upon receipt of such Party’s written request, the other Party shall cause the Company and/or its Subsidiaries to promptly remove the requesting Party’s name from the relevant name(s).

2.4

Limited Liability. The liability of each Party with respect to the Company shall be limited to its contribution to the share capital in accordance with Sections 4.2 and 4.3. Neither Party shall have any liability to any third party in respect of the debts or obligations of the Company.

2.5

Shareholders’ Obligations. Each Party shall comply with the provisions of this Agreement in relation to its investment in the Company and in transacting business with the Company and shall exercise its rights and powers in accordance herewith and so as to give effect to this Agreement.

SECTION 3

SCOPE OF BUSINESS OPERATIONS

3.1

Scope of Business. The Parties shall ensure that the Company will conduct only the Licensed Business and conduct such business solely and strictly in accordance with this Agreement and the License Agreement.

3.2

WFOE Business. The Parties shall exercise their rights and powers in respect of the Company and each WFOE so as to ensure that all the activities specified in this Section 3 conducted by such WFOE shall be conducted within the scope permitted by the PRC Laws and the License Agreement, and that each WFOE shall, and the Parties shall provide reasonable assistance to such WFOE such that such WFOE can, apply for all necessary licenses and permits from the relevant PRC governmental authorities in order to engage in those activities, whenever such licenses and permits are required.

SECTION 4

SHARE CAPITAL

AND INCREASE OF SHARE CAPITAL

4.1	Authorized Capital of Company and WFOEs.

(a)

The authorized share capital of XIAN LEVS ELECTRIC VEHICLES AND BATTERY TECHNOLOGY DEVELOPMENT CO. LTD (the Company) shall be $____________ divided into 1,000 Shares, par value $____.00 each, of which 510 Shares will be issued to USEV (representing 51% of the ownership interest in the Company) (the “USEV Shares”) and 490 Shares will be issued to LINGSTAR (representing 49% of the ownership interest in the Company) (the “LINGSTAR Shares”).

Party	Number of Shares	Ownership Percentage
USEV	510	51%
Lingstar	490	49%

(b)	Prior to the WFOE Establishment Date of each WFOE, the Company shall determine the total investment in, and the registered capital of, such WFOE.

4.2

Subscription of Shares. On the Company Establishment Date, each of USEV and LINGSTAR will simultaneously subscribe and pay for, and the Company will issue and allot to USEV and LINGSTAR, fully paid USEV Shares and LINGSTAR Shares, respectively, in the amount of $___________________ and $_________________, respectively.

4.3	Contribution of Capital.

(a)

Subject to the fulfillment of the conditions specified in Section 4.3(b), each of USEV and LINGSTAR shall contribute additional capital to the Company in the form of cash or extend loans to the Company in accordance with the loan agreements to be entered into by each Party and the Company, where each loan to be extended by a Party shall bear the same proportion to such Party’s contribution to share capital and each loan agreement between a Party and the Company shall have the same terms and conditions mutually agreed to by the Parties, in the amounts specified in the initial Five-Year Business Plan (the “Initial Contribution”). Notwithstanding the foregoing, the first fifteen percent (15%) of the Initial Contributions shall be paid by each of USEV and LINGSTAR within ten (10) days of its receipt of a written request from the Company.

(b)

Each of USEV and LINGSTAR shall pay the remaining eighty-five percent (85%) of the Initial Contributions only after all of the conditions set forth below (the “Initial Conditions”) have been satisfied or waived in writing by USEV and LINGSTAR. Payment of such remaining amounts shall be made by each of USEV and LINGSTAR within ten (10) days of its receipt of a written request from the Company for all or a portion of such remaining amounts, at one time or at different times, consistent with the Five-Year Business Plan. If any of the conditions set forth below have not been satisfied or waived in writing by USEV and LINGSTAR by the Long Stop Date, either Party shall have the right to terminate this Agreement pursuant to Section 13.3(b)(ii). The Initial Conditions are as follows:

(i)	the articles of association of the Xian WFOE have been approved by the Examination and Approval Authority without material substantive amendments thereto;

(ii)	the Business License has been issued to the Xian WFOE without altering in any material respect the Xian WFOE’s initial business scope as set forth in the articles of association of the Xian WFOE; and

(iii)	the Xian WFOE has received all of the Xian WFOE Approvals.

(c)

All contributions to the share capital of the Company or Shareholders’ loans shall be made by the Parties in accordance with their respective shareholding percentages in the Company at such time and pursuant to the same terms and conditions. Except for the Initial Contributions, any required contributions to the Company shall be subject to the unanimous approval of the Board as provided in Section 8.9. For the avoidance of doubt, the Parties agree that in the event the Board approves unanimously the additional contribution to the capital of the Company by the Parties, such additional contributions shall be made either in the form of capital contributions or Shareholders’ loans in the same proportion, and on the same terms and conditions. If the Parties are unable to agree on the form of such contributions or the terms of the Shareholders’ loans to be granted by the Parties to the Company, then the additional contributions shall be made in the form of capital contribution.

4.4	Company Establishment Date. On the Company Establishment Date, the Parties shall:

(a)	subscribe their respective Shares and contribute their respective capital in accordance with Section 4.2;

(b)	appoint the initial directors of the Company in accordance with the Charter Documents and this Agreement;

(c)

cause the Company to hold the first Board meeting to authorize the execution of the License Agreement and the Services Agreement, and to adopt the Charter Documents, in the form attached hereto as Appendix 1, and approve the initial Five-Year Business Plan;

(d)	execute the License Agreement in the form attached hereto as Appendix 4; and

(e)	execute the Services Agreement in the form attached hereto as Appendix 2.

4.5

Pre-emptive Right. If there is an issuance of new Shares (or any other type of security that is convertible into Shares) pursuant to the terms and conditions of this Agreement and applicable Laws, each of the Parties shall have the right (but not the obligation) to subscribe for such newly issued Shares (or any other type of security that is convertible into Shares) such that subsequent to the subscription, each Party will maintain its shareholding percentage at the shareholding percentage (on an as converted and fully diluted basis) of the Company that such Party held immediately prior to the relevant issuance of new Shares (or any other type of security that is convertible into Shares). To the extent one Party does not elect to subscribe for such issuance of new Shares (or any other type of security that is convertible into Shares), the other Party shall have the right (but not the obligation) to subscribe for such unsubscribed for Shares (or any other type of security that is convertible into such unsubscribed for Shares).

SECTION 5

TRANSFER OF INTEREST

5.1

Restriction on Transfer. No Party shall Transfer any Shares or any right, title or interest therein or thereto to any third party Transferee or otherwise create or permit or suffer to be created or exist (whether by operation of law or otherwise) any Encumbrance over any Shares held by it or any right, title or interest therein or thereto for the benefit of any third party without the prior written consent of the other Party, except as expressly permitted by this Section 5. Any purported Transfer or Encumbrance in violation of this Section 5 shall be null and void, and the Company and the Parties shall not register or recognize any such Transfer or Encumbrance.

5.2

Transfer Conditions. Notwithstanding any other provisions of this Agreement but subject to Section 5.3 below, no Transfer may be made unless (a) the Transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the Charter Documents, which may be amended and restated to the extent that the Parties and the Transferee agree to such amendments, (b) the Transfer complies in all respects with the other applicable provisions of this Agreement and the Charter Documents and (c) the Transferee has entered into a Deed of Adherence in the form attached hereto as Appendix 3. Notwithstanding any other provisions of this Agreement, no Transfer may be made to a Competitor of the Non-Transferring Party.

5.3	Transfers to Affiliates.

(a)

Notwithstanding Section 5.4(a), any Party may Transfer all, but not less than all, of its Shares (the “Transferring Party”) to one or more of its Permitted Affiliates (the “Permitted Affiliate Transferee”). In such event, the Transferring Party shall provide written notice to the Board and the other Party prior to such transfer and provide the other Party documents supporting the status of the Permitted Affiliate Transferee as a Permitted Affiliate of the Transferring Party and evidencing that the Permitted Affiliate Transferee’s ability to perform this Agreement is not less than that of the Transferring Party.

(b)

The Transferring Party and the Permitted Affiliate Transferee shall enter into a share transfer contract with respect to the Transfer of the relevant Shares. The Parties shall thereafter amend this Agreement and the Charter Documents to reflect the respective Shares held by the non-Transferring Party and the Permitted Affiliate Transferee subsequent to the completion of such share transfer contract. The Parties shall use their reasonable commercial efforts to assist the Company to obtain all governmental approvals that may be required in relation to such transfer of shares. The Parties shall, and shall cause the Company to, promptly execute all such further documents and perform all such further acts as the Transferring Party may reasonably require to constitute the Permitted Affiliate Transferee as the legal and beneficial owner of the interest Transferred pursuant to the Transfer free from any and all Encumbrances (other than the Encumbrance created by this Agreement).

(c)	If a Transferee pursuant to this Section 5.3 ceases to be a Permitted Affiliate of the Transferring Party, such Transferee shall Transfer such Shares back to such Transferring Party.

5.4	Right of First Refusal.

(a)

At any time following the Lock-Up Period, and except as provided in Section 5.3, a Party may Transfer all, but not less than all, of its Shares provided that the provisions of this Section 5.4 and Section 5.5 have been complied with. The Transferring Party shall send written notice (the “Transfer Notice”) to the other Party, which notice shall state (i) the name and address of the proposed Transferee, (ii) the number of all the Shares proposed to be transferred (the “Offered Interest”), (iii) the amount and form of the proposed consideration for the Transfer and (iv) any other terms and conditions of the proposed Transfer. In the event the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation, further provided that the other Party shall be entitled at any time after receipt of the Transfer Notice to serve notice on the Transferring Party requiring a valuation of such consideration by an auditor who is independent from each Party, is not the Auditor (as defined in Section 10.2 below), is one of the major international accounting firms and is capable of performing accounting work meeting both PRC domestic accounting standards and international standards (the “Independent Auditor”), at the cost of the Transferring Party. If the aggregate fair market value as so determined by the Independent Auditor falls short of the amount stated in the Transfer Notice, the shortfall must be covered in cash and the Transfer

Notice shall be amended accordingly. The total value of the consideration for the proposed Transfer is referred to as the “Offer Price.” For a period of 30 days after delivery of the Transfer Notice or after completion of the valuation of consideration by the Independent Auditor (which date shall be no more than 30 days after the date on which the other Party has served notice on the Transferring Party requiring a valuation) in the event the proposed consideration for the Transfer includes consideration other than cash (the “Offer Period”), the other Party shall have the right, exercisable by delivery of an Acceptance Notice (as defined below), to purchase all, but not less than all, of the Offered Interests for cash at a purchase price equal to the Offer Price and upon the other terms and conditions set forth in the Transfer Notice. The right to purchase the Offered Interest shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the Offer Period to the Transferring Party. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the other Party to purchase the Offered Interest. The failure of the other Party to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such purchase right. Unless the other Party elects to purchase the entire Offered Interest as provided above, the Transferring Party may Transfer the Offered Interest to the Transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided that (1) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Party than those set forth in the Transfer Notice and (2) the Transfer is made within 60 days after the end of the Offer Period or such other time period as the Parties may mutually agree. If such a Transfer does not occur within such time period referred to in Clause (2) for any reason, the restrictions provided for herein shall again become effective, and no Transfer may be made by the Transferring Party thereafter without again making an offer to the other Party in accordance with this Section 5.4.

(b)

The closing of any purchase of Offered Interest shall be held at the principal office of the Company at 11:00 a.m. local time on the 60th day after the end of the Offer Period or at such other time and place as the parties to the transaction may agree. The said 60 day period shall be extended for an additional period of up to 30 days if necessary to obtain any regulatory approvals required for such purchase and payment. At such closing, the Transferring Party shall deliver certificates representing the Offered Interest, accompanied by duly executed instruments of transfer and the Transferring Party’s portion of the requisite transfer taxes, if any. Such Offered Interest shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by the other Party) and the Transferring Party shall so represent and warrant and shall further represent and warrant that it is the beneficial and record owner of such Offered Interest. The other Party or the Transferee (as the case may be) shall deliver at such closing (or on such later date or dates as may be provided in the Transfer Notice with respect to payment of consideration by the proposed Transferee) payment in full of the Offer Price by wire transfer of immediately available funds, or duly executed instruments of transfer and all other documents required in connection with such transfer, and take all actions necessary for the transfer of rights, title and ownership of the non-cash consideration (as the case may be). At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Interest. Any stamp duty or transfer taxes or fees payable on the transfer of any Offered Interest shall be borne and paid equally by the Transferring Party and the other Party or the Transferee (as the case may be).

5.5	USEV Tag-Along Right.

(a)

If LINGSTAR is the Transferring Party in a proposed Transfer other than pursuant to Section 5.3, the Transfer Notice delivered by LINGSTAR as the Transferring Party pursuant to Section 5.4 shall include, in addition to those items specified in Section 5.4(a), (i) the number of Shares LINGSTAR then owns, (ii) the expected date of consummation of the proposed Transfer and (iii) a representation that the proposed Transferee has been informed of the Tag-Along Rights provided for in Section 5.5(b) and has agreed to purchase all Shares required to be purchased in accordance with the terms of this Section 5.5.

(b)

If USEV does not exercise its right to purchase the Offered Interest of LINGSTAR pursuant to Section 5.4, USEV shall have the right (the “Tag-Along Right”) but not the obligation to require the Transferee in such Transfer to purchase from USEV, for the same consideration per Share and upon the same terms and conditions as to be paid and given to LINGSTAR, all of the Shares held by USEV.

(c)

Tag-Along Notice. USEV may exercise its Tag-Along Right by delivering a written notice of such election to LINGSTAR before the expiration of the Offer Period, specifying the number of Shares with respect to which it has elected to exercise its Tag-Along Right. Such notice shall be irrevocable and shall constitute a binding agreement by USEV to Transfer such Shares on the terms and conditions set forth in the Transfer Notice. In order to be entitled to exercise its Tag-Along Right, USEV must make substantially the same representations, warranties and indemnities as LINGSTAR makes in connection with its Transfer of Shares and shall bear, on a pro rata basis, all third party costs and expenses incurred in connection with the sale of the Shares, up to a maximum amount of 4% of the consideration for the Offered Interest, upon receipt of properly issued invoices provided by the relevant third party service providers evidencing any such third party costs and expenses to the extent that any such third party service providers have provided any properly issued invoices, provided that, LINGSTAR shall use reasonable efforts to procure properly issued invoices from such third party service providers.

(d)

Consummation. Where USEV has properly elected to exercise its Tag-Along Right and the proposed Transferee fails to purchase Shares from USEV, LINGSTAR shall not make the proposed Transfer, and if purported to be made, such Transfer shall be void.

5.6

Change of Control. If at any time USEV becomes aware that a USEV Change of Control has or is about to occur, USEV shall immediately deliver a notice to LINGSTAR (the “USEV Change of Control Notice”). If at any time LINGSTAR becomes aware that a LINGSTAR Change of Control has or is about to occur, LINGSTAR shall immediately deliver a notice to USEV (the “LINGSTAR Change of Control Notice”) . If a LINGSTAR Change of Control or a USEV Change of Control occurs, LINGSTAR may elect to invoke the following put-call option:

(a)

The “Put-Call Option” shall consist of the following: LINGSTAR may invoke the Put-Call Option by delivering a written notice to USEV (the “Trigger Notice”): (A) within 30 days after LINGSTAR receives the USEV Change of Control Notice or (B) within 6 months after LINGSTAR delivers the LINGSTAR Change of Control Notice. Within 30 days of USEV receiving the Trigger Notice, USEV shall deliver to LINGSTAR a notice (the “USEV Notice”) setting forth its determination of the value of its interest in the Company (the “USEV Interest Value”). Upon receipt thereof, LINGSTAR shall have the right, exercisable by written notice (the “Exercise Notice”) to USEV delivered within six months following receipt of the USEV Notice, to either purchase the entire interest of USEV at a price equal to the USEV Interest Value or to sell its entire interest in the Company to USEV at a price equal to the product of (i) the USEV Interest Value, and (ii) a fraction, the numerator of which shall be the number of Shares held by LINGSTAR and the denominator of which shall be the number of Shares held by USEV. The Exercise Notice shall be irrevocable and, together with the USEV Notice, shall constitute a binding agreement by the Parties to purchase and sell the applicable interest of the selling Party in the Company. The closing of the sale of the interest in the Company of USEV or LINGSTAR, as applicable, shall occur on a date to be determined by LINGSTAR, but in any event not later than 90 days following delivery to USEV of the Exercise Notice. At such closing, the selling Party shall deliver such duly executed instruments of transfer and other documents required in connection with such transfer and the purchasing Party shall deliver payment in full by wire transfer of immediately available funds. The interests being transferred shall be free and clear of any Encumbrance (other than Encumbrances arising under this Agreement) and the selling Party shall so represent and warrant, and shall further represent and warrant that it is the beneficial and record owner of such interest being transferred.

(b)

For the avoidance of doubt, LINGSTAR confirms that if it exercises its Put-Call Option to sell its entire interest in the Company to USEV in accordance with this Section 5.6 the License Agreement shall continue to be in force (save for termination due to any breach of the License Agreement by the Company thereunder).

5.7

Avoidance of Restrictions. The Parties agree that the Transfer restrictions in this Agreement and in the Charter Documents shall not be capable of being avoided by the holding of Shares indirectly through a Person that can itself be sold in order to dispose of an interest in Shares free of such restrictions. Any Transfer or other disposal of any Shares (or other interests) resulting in any change in the Control of a Shareholder or of any Person having Control over that Shareholder shall be treated as being a Transfer of the Shares held by that Shareholder, and the provisions of this Agreement and the Charter Documents that apply in respect of the Transfer of Shares shall thereupon apply in respect of the Shares so held; provided however, any Transfer or other disposal of shares of LINGSTAR or NIHK by any of their respective shareholders shall not be subject to this provision or any restriction or limitation, except however, if any such Transfer or other disposal of shares of LINGSTAR or NIHK results in a LINGSTAR Change of Control or a USEV Change of Control, as the case may be, the provisions set forth in Section 5.6 shall apply.

5.8

Transfer of Convertible Securities. Any Transfer of Equity Securities exercisable or convertible into or exchangeable for Shares will be deemed for the purposes of this Section 5 to be a Transfer of Shares.

5.9

Notice of Transfer. Within five Business Days after registering any Transfer of Shares or other Equity Securities on its Books, the Company shall send a notice to each Shareholder stating that such Transfer has taken place and setting forth the name of the Transferor, the name of the Transferee and the number and class of Equity Securities involved.

SECTION 6

CONDITIONS FOR COOPERATION AND

RESPONSIBILITIES OF THE PARTIES

6.1	Responsibilities of USEV. In addition to its responsibilities set forth elsewhere in this Agreement, USEV shall perform the following duties:

(a)	make its contributions to the share capital of the Company in the form and manner and at the times required by this Agreement and the Charter Documents;

(b)

fulfill its obligations, and ensure that its Affiliates fulfill their obligations, if any, as set forth in the Services Agreement and the Other Agreements to which USEV or any of its Affiliates is a party;

(c)

take all actions necessary jointly with LINGSTAR to establish the Company in PRC and procure that the Company establish the Xian WFOE as soon as practicable and all other WFOEs as and when determined by the Board, including preparing and filing the Charter Documents and the articles of association of such WFOEs (which shall be in English and Chinese) in accordance with the provisions of this Agreement and the Charter Documents, and obtaining all WFOE Approvals for such WFOEs;

(d)

cause its representatives on the Board to implement the Five-Year Business Plan approved by the Board and to perform and take all actions in accordance with this Agreement, the Charter Documents, the License Agreement, the Services Agreement, the Other Agreements and the intent of the Parties;

(e)

together with LINGSTAR, jointly assist the Company in obtaining and maintaining in force all WFOE Approvals and agreements that are necessary for the Company and the WFOEs to achieve their respective goals and business objectives and cause the Company to conduct the business of the Company (through any WFOE and otherwise) in accordance with the terms of this Agreement, the Charter Documents, the License Agreement, and the Other Agreements;

(f)

use reasonable efforts to leverage the governmental relations expertise in the Territory of USEV, its Affiliates, and the Danone Institute to facilitate the Company’s access to relevant public and private sector individuals and organizations, including in the nutritional area (LINGSTAR acknowledging the Danone Institute are independent of USEV and its Affiliates); and

(g)	assist the Company in other matters as reasonably requested by the Board.

6.2	Responsibilities of LINGSTAR. In addition to its responsibilities set forth elsewhere in this Agreement, LINGSTAR shall perform the following duties:

(a)	make its contributions to the share capital of the Company in the form and manner and at the times required by this Agreement and the Charter Documents;

(b)	fulfill its obligations, and ensure that its Affiliates fulfill their obligations, set forth in the License Agreement and Other Agreements to which LINGSTAR or any of its Affiliates is a party;

(c)

take all actions necessary jointly with USEV to establish the Company in PRC and procure that the Company establish the Xian WFOE as soon as practicable and all other WFOEs as and when determined by the Board, including preparing and filing the Charter Documents and the articles of association of such WFOEs (which shall be in English and Chinese) in accordance with the provisions of this Agreement and the Charter Documents, and obtaining all WFOE Approvals for such WFOEs;

(d)

cause its representatives on the Board to implement the Five-Year Business Plan approved by the Board, and to perform and take all actions in accordance with this Agreement and the Charter Documents, the License Agreement, the Services Agreement, the Other Agreements and the intent of the Parties;

(e)

together with USEV, jointly assist the Company in obtaining and maintaining in force all WFOE Approvals and agreements that are necessary for the Company and the WFOEs to achieve their respective goals and business objectives and cause the Company to conduct the business of the Company (through any WFOE and otherwise) in accordance with the terms of this Agreement, the Charter Documents, the License Agreement, and the Other Agreements;

(f)	nominate one Person to serve as the Company’s initial CEO; and

(g)	assist the Company in other matters as reasonably requested by the Board.

6.3	Non-Competition.

(a)

During the period commencing on the date hereof and ending on the later of (i) June 1, 2021 and (ii) three years after the earliest date that neither USEV nor any of its Affiliates own any interests in the Company, USEV shall not, and shall ensure that its Affiliates shall not, (1) compete, either directly or indirectly, with the Approved Lines within or outside the Territory or (2) provide services to the general public (either directly or indirectly) in relation to encouraging or monitoring weight management through meetings, classes, one-on-one instruction or paid Electronic Medium subscriptions within or outside the Territory, provided that, nothing in this Section 6.3 shall restrict USEV’s and its Affiliates’ right to: (x) produce and sell any food and beverage products, including any such products in the weight loss/healthy living industry and (y) create, own, manage or otherwise engage in activities in relation to gym clubs, sports clubs, spas and other establishments of a similar nature.

(b)

During the period commencing on the date hereof and ending on the later of (i) the earliest date that neither LINGSTAR nor any of its Affiliates own an interest in the Company and (ii) the earliest date that the License Agreement is no longer in effect, LINGSTAR shall not, and shall ensure that its Affiliates shall not, compete, either directly or indirectly, with the Approved Lines within the Territory; provided that LINGSTAR and its Affiliates may engage in any activity in the Territory in relation to any rights reserved by LINGSTAR and not granted to the Company under the License Agreement.

6.4

Non-Solicitation. Each of the Parties shall not, and shall cause the Company and Affiliates not to (a) directly or indirectly induce or attempt to induce or otherwise counsel, advise, ask or encourage any person who is at the time, or was at any time within the preceding six (6) months, employed by the other Party or any of its Affiliates (the “Employer”), to leave the employ of such Employer or to accept employment with another employer or as an independent contractor or (b) offer employment to or retain the services of such person, other than with the consent of the Employer. This Section 6.4 shall not apply to an employee who becomes employed by a Party or by the Company as a result of a response by that employee to a public advertisement or normal recruitment procedures and not as a result of being approached or targeted by such Party or the Company. The obligations of this Section 6.4 shall continue to survive for eighteen (18) months after the expiration or termination of this Agreement.

SECTION 7

CONFIDENTIAL INFORMATION,

PUBLICITY AND INTELLECTUAL PROPERTY RIGHTS

7.1	Confidential Information. The Recipient of any Confidential Information while this Agreement is in effect shall:

(a)	keep the Confidential Information confidential;

(b)

keep the Confidential Information secure so as to prevent unauthorized access by any third party, and not make any copies or reproduce the Confidential Information except for the purpose of disclosing such Confidential Information in accordance with this Section 7.

(c)

not disclose the Confidential Information to any Person other than with the prior written consent of the Company or the Party that disclosed such Confidential Information, as the case may be, or in accordance with Sections 7.4; and

(d)	not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement.

7.2	Disclosure of Information.

(a)

The Recipient may disclose the Confidential Information to its directors, officers, employees, agents, consultants and advisors (collectively, the “Representatives”), who are actually engaged in, and need to know, the Confidential Information for the purposes expressly set forth in this Agreement, who have been informed of the confidential nature of the Confidential Information, who have been advised that such information is to be kept confidential and who have entered into enforceable written confidentiality agreements with the Recipient agreeing that the Confidential Information shall not be used for any other purpose. The Recipient agrees that it shall (i) cause its Representatives to observe all terms of this Section 7 of and (ii) be responsible for any breach of this Section 7 by any of its Representatives.

(b)

The Parties agree that Confidential Information shall not include information that: (i) is already known to the Recipient without restriction on use or disclosure prior to receipt of such information from the Disclosing Party or its Affiliates; (ii) is or becomes part of the public domain other than by breach of this Agreement, or other wrongful act, by the Recipient; (iii) is developed by the Recipient independently of and without reference to any Confidential Information; or (iv) is received by the Recipient from a third is not under any obligation to maintain the confidentiality of such information. The Recipient shall have the obligation of demonstrating that such an exception to the definition of Confidential Information exists. party who

7.3

Specific Performance. The Recipient acknowledges and agrees that the Disclosing Party would be irreparably damaged by any unauthorized disclosure or use of any Confidential Information in violation of this Section 7. Without prejudice to the rights and remedies otherwise available to the Disclosing Party, the Recipient, therefore, agrees that the Disclosing Party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including an injunction or specific performance, in the event of any breach or threatened breach of the provisions of this Section 7 by the Recipient or its Representatives. Such remedies shall not be deemed to be exclusive remedies but shall be in addition to all other remedies available at law or equity to the Disclosing Party.

7.4

Conditions for Disclosure. In the event that the Recipient or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or other legal process) to disclose any of the contents of the Confidential Information, the Recipient shall, to the extent that it does not violate any applicable Law, (i) promptly notify the Disclosing Party prior to any such disclosure to the extent practicable and (ii) cooperate with the Disclosing Party in any attempts it may make to obtain a protective order or other appropriate assurance that confidential treatment shall be afforded the Confidential Information.

7.5	Return of Information. Upon the expiration or termination of this Agreement for whatever reason, the Recipient shall, at its own expense:

(a)

return to the Disclosing Party all Confidential Information (including all copies thereof) received by it or its Representatives prior to the termination of this Agreement, provided that, to the extent that it is impractical to return any Confidential Information described in this Section 7.5(a), such Confidential Information (including all copies thereof) may be destroyed;

(b)

use its commercially reasonable efforts to delete any Confidential Information from any computer, word processor or other similar device, provided that, this Section 7.5(b) shall not reduce the obligations of the Recipient in relation to Confidential Information hereunder; and

(c)

certify in writing to the Disclosing Party that it has destroyed, deleted or returned all Confidential Information (including all copies thereof), provided that the Recipient may retain one copy of the Confidential Information to the extent required by law or any applicable governmental or regulatory authority, so long as such requirement is described in reasonable detail by written notice to the Disclosing Party and the Recipient protects the confidentiality of the Confidential Information with the same degree of care as the Recipient normally uses in the protection of its own confidential and proprietary information but in no case with any less than reasonable care.

For the avoidance of doubt, the provisions of this Section 7.5 shall not be applicable to financial statements of the Company provided to each Party pursuant to the terms of this Agreement.

7.6

No Publicity. No Party shall, and each Party shall cause each of its Affiliates and the Company not to, make any announcement about the Company, any Subsidiary, this Agreement or the other Party in relation to the Company, this cooperation or the business of the Company or any Subsidiary without the prior written consent of the other Party. Notwithstanding the foregoing, either of the Parties may at any time make announcements: (a) that are required by Laws applicable to such Party or any of its Affiliates, so long as the Party so required to make the announcement, promptly upon learning of such requirement, notifies in writing the other Party of such requirement and, to the extent practicable, discusses with the other Party in good faith the exact wording of any such announcement and takes precautionary measures to prevent disclosure of Confidential Information to the maximum extent permitted, (b) of information that has been previously announced by either Party in accordance with this Section 7.6 or (c) of any Approved Information.

7.7

Ownership. The Confidential Information of the Disclosing Party shall remain the property of the Disclosing Party and the disclosure of any Confidential Information by the Disclosing Party shall not confer on the Recipient any right over such Confidential Information unless otherwise specified hereunder.

7.8

No Representation. Unless otherwise specified hereunder, the Disclosing Party shall have no responsibility or liability resulting from the Recipient’s receipt or use of any Confidential Information, and makes no representation or warranty, express or implied, in respect of any Confidential Information or the accuracy, completeness or reasonableness thereof or that such Confidential Information will remain unchanged.

SECTION 8

CORPORATE GOVERNANCE

8.1	Board of Directors.

(a)

Number and Composition. The number of directors constituting the entire Board shall initially be five. Each Shareholder shall vote its Shares at any Shareholders’ meeting called for the purpose of filing positions on the Board or in any written consent of Shareholders executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the Board of, (i) two nominees of LINGSTAR (the “LINGSTAR Directors”) and (ii) three nominees of USEV (the “USEV Directors”). The term of office of the directors shall be three years, renewable upon reappointment by the appointing Party.

(b)	Renewal and Replacement of Director.

(i)

Each Party shall have the right, at any time, to remove with or without cause and replace any director appointed by it, before the expiration of his or her term. If a director is removed, becomes incapacitated, dies, resigns or otherwise ceases to be a director, the Party that appointed such director shall appoint a new director to serve for the remainder of the term of office of such former director.

(ii)

Subject to Section 8.1(a), each Party shall have the right to appoint such directors to the Board that is directly proportionate to its percentage ownership interest of the Company, in each case including in such calculation of percentage ownership interest any Shares held by their respective Permitted Affiliate Transferees, rounded to the nearest whole number. If there is a change in percentage ownership interest of either Party (together with its Permitted Affiliate Transferees) affecting the number of directors such Party has the right to appoint to the Board, the Party whose percentage ownership interest is reduced shall remove, or procure the resignation of, the appropriate number of directors appointed by such Party in accordance with its decreased percentage interest, and the Party whose percentage ownership interest is increased shall have the right to appoint an additional number of directors in accordance with its increased percentage interest.

(c)

Chairman. So long as USEV owns a majority of the interests in the Company, USEV shall have the right to appoint the chairman of the Board (the “Chairman”) from among USEV Directors, and shall have the right to appoint the chairman of the board of directors of each WFOE.

(d)

No Compensation of Directors. Directors of the Company shall not receive a salary from the Company. The Company, however, shall pay all reasonable expenses incurred by the directors in attending Board meetings or carrying out any actions authorized by the Board, including travel expenses and accommodation.

(e)

Indemnification of Directors. The Company shall indemnify each director against all claims and liabilities incurred by reason of his being a director of the Company, provided that the director’s acts or omissions giving rise to such claim or liability did not constitute gross negligence, intentional or willful misconduct or fraud.

(f)

Directors’ Access. Each director shall be entitled to examine the Books and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of the Group. The Company shall provide such information relating to the business affairs and financial position of the Group as any director may reasonably require. Any director may provide such information to a Shareholder.

8.2

Authority of the Board. The Board shall be the highest authority of the Company and shall direct the overall supervision and control of the business of the Company. The Board shall be required to make all major decisions of the Company as well as all decisions outside the day-to-day business of the Company (including those referred to in Section 8.9); provided that the Board shall delegate certain of its authority over day-to-day operational and managerial matters to the CEO. The resolutions of the Board shall be adopted in accordance with this Agreement, the Charter Documents and applicable Laws.

8.3	Frequency and Location of Board Meetings.

(a)

Regular meetings of the Board shall be convened on a monthly basis during the first year following the Company Establishment Date and, thereafter shall be convened on a quarterly basis. Meetings shall be held in a location approved by a majority of the directors, and convened and presided over as provided in the Charter Documents. Special meetings of the Board shall be held in a location approved by a majority of the directors, and convened by the Chairman at any time on his own motion or on the motion of any two directors.

(b)	The reasonable costs of attendance of directors at Board meetings shall be borne by the Company.

8.4

Quorum. The number of directors constituting at least two-thirds of the total number of directors elected to the Board; provided that at least one director is from each of LINGSTAR and USEV, present in person or by proxy throughout the entire meeting, shall constitute a quorum for all meetings of the Board. If such a quorum is not present within one hour after the time appointed for the commencement of the meeting, the meeting shall be adjourned to such place and time (which is at least ten days later or such earlier date as shall be agreed by all the directors) as the directors who did attend shall decide. If a quorum is not present within one hour after the time appointed for the commencement of such adjourned meeting, any number of directors present shall constitute a quorum.

8.5

Proxy. If a director is unable to attend any Board meeting, such director may appoint a proxy to represent such director at such meeting and to vote on such director’s behalf. Every appointment of a proxy shall be made in writing, signed by the director by whom it is made, and shall be sent or delivered to the chairman of the meeting for which it is given at, or prior to, the commencement of such meeting. Delivery of a proxy by facsimile shall be effective for this purpose. A proxy need not be a director of the Company. A director may be appointed as proxy for another director, and the same Person may be appointed as proxy for more than one director. A proxy shall have one vote for each director whom he represents, and shall also be entitled to cast one vote in his own behalf if he is, in addition, a director in his own right.

8.6	Written Resolutions. Any action to be taken at any Board meeting may be taken without a meeting if all directors consent to such action in writing.

8.7

Telephonic Participation. Board meetings may be held by telephone, video conferencing or any other means of contemporaneous communication, so long as all directors taking part in a meeting so held are able to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a Board meeting. The minutes of all Board meetings shall be kept on file by the Company.

8.8

Notice. A meeting may be called by the Chairman or any two other directors giving notice in writing to the secretary of the Company specifying the date, time and agenda for such meeting. The secretary of the Company shall upon receipt of such notice give a copy of such notice to all directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than 14 days’ notice shall be given to all directors; provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 8.4 and (ii) may be reduced with the written consent of all of the directors.

8.9

Voting. At any Board meeting, each director may exercise one vote. Decisions with respect to all matters that require approval of the Board (other than those set forth in this Section 8.9) shall be adopted if they receive the affirmative vote of a simple majority of the directors present and voting in person or by proxy. Notwithstanding any other provision of this Agreement, (i) decisions with respect to those matters that are required by the Laws of PRC at the time the relevant resolution is adopted to be approved by unanimous approval of the Board shall require the unanimous approval of the Board and (ii) the following actions set forth in this Section 8.9 may not be taken by the Company or any Subsidiary without the unanimous approval of the directors present at a duly constituted meeting of the Board or the unanimous written consent of all members of the Board:

(a)	any agreement to make any capital expenditure in excess of US$2 million;

(b)	any single transaction or series of related transactions pursuant to which the Company or any Subsidiary would incur any financial commitments or indebtedness in excess of US$2 million;

(c)	any material purchase, supply or marketing contract involving aggregate payments in excess of US$2 million;

(d)

the entering into of any related party transaction by the Company or any Subsidiary with either Party or any Affiliate of a Party (including the entering into of any Shareholder’s loans between any Party and the Company, but not including the entering into of the License Agreement, the Services Agreement and the Other Agreements, or any transactions entered into with a related party contemplated by and/or for the purposes of implementing the License Agreement , the Services Agreement or any Other Agreement);

(e)	the appointment or change of auditors of the Company or any Subsidiary, provided that the Parties agree to change auditors as necessary to comply with applicable Laws;

(f)	any distribution of profits of the Company or any Subsidiary by way of dividend, capitalization of reserves or otherwise, except as provided in Section 11;

(g)	any change to the accounting policies of the Company;

(h)

any settlement, compromise or resolution of material litigation, arbitration, mediation or other material dispute resolution procedures (and, for this purpose, in considering whether the matter is “material,” any effect such litigation, arbitration, mediation or other dispute resolution procedures may have on LINGSTAR or its Affiliates and licensees within and outside the Territory shall be considered);

(i)	any change to the size of the Board or the board of directors of any Subsidiary;

(j)	the appointment (but not the removal) of the chief financial officer (or its equivalent) of the Company or any Subsidiary;

(k)

any determination of compensation (including cash and stock option compensation) of the top five executives of the Company or any Subsidiary, if the amount of compensation exceeds the range specified in the guidelines provided by LINGSTAR and agreed by both Parties, other than annual increases to compensation based on changes in the Consumer Price Index;

(l)	any amendment, modification, waiver or termination of the License Agreement;

(m)	any material change in the scope or nature of the business or activities of the Company or any Subsidiary;

(n)	the entry by the Company or any Subsidiary into or termination of any partnership or joint venture agreement or the acquisition of or merger with any other business;

(o)	the disposal of any material part of the Licensed Business or assets of the Company involving aggregate payments in excess of US$2 million;

(p)	the termination or dissolution of, or the entering into of bankruptcy, insolvency or receivership by, the Company or any Subsidiary;

(q)	any approval or amendment of any Five-Year Business Plan, including the KPIs and MPTs, or the Annual Plan as set forth in Section 12.3;

(r)

the calling of capital contributions for the Company or any Subsidiary (excluding any firm capital commitments for the establishment of any Subsidiary or any mandatory requirements to make capital contributions as required under applicable Laws);

(s)

any issuance, purchase or redemption of any Shares of the Company or equity interest of any Subsidiary, or any securities that can be converted into Shares or equity interest of any Subsidiary of the Company, or any change of the share capital structure of the Company or in the registered capital or share capital structure of any Subsidiary;

(t)	any amendment to the Charter Documents or the articles of association of any Subsidiary;

(u)	the public offering of securities of the Company or any Subsidiary; and

(v)	the appointment, removal or replacement of the CEO (or its equivalent).

8.10	Deadlock.

(a)

If the Board is unable to reach an agreement on any matter requiring Board approval set forth in clauses (m) through (v) of Section 8.9 in any two successive meetings of the Board or within 30 days after such matter is first raised at a meeting of the Board, whichever is less (or if Section 8.13(b) is applicable with respect to such matter and the requisite Shareholder approval is not obtained within 30 days after the matter giving rise to the disagreement has been raised) (the “Deadlock Date”), except as otherwise provided in Section 12.3(b), the disagreement with respect to such matter (the “Deadlocked Matter”) shall be resolved pursuant to the procedures set forth in this Section 8.10.

(b)

Within 14 days after the Deadlock Date, either Party may deliver a deadlock notice (the “Deadlock Notice”) to the other Party stating that it has elected to invoke the escalation procedures with respect to the relevant Deadlocked Matter.

(c)

The chief executive officer (or the Person holding the most senior management position) of each Party’s ultimate parent company, which in the case of USEV is USEV and Lingstar is LINGSTAR, shall meet with each other, either in person or by telephone, and attempt to resolve the relevant Deadlocked Matter within 30 days after the date of delivery of a Deadlock Notice.

(d)

If, after negotiation in good faith, the chief executive officers are unable to reach an agreement on the relevant Deadlocked Matter within a period of 30 days after the date on which the Deadlock Notice is delivered, either Party (the “Invoking Party”) may elect to invoke the Deadlock Option within 14 days thereafter in accordance with the procedures set forth in Section 8.10(e).

(e)

The “Deadlock Option” shall consist of the following: By written notice to the other Party (the “Non-Invoking Party”), the Invoking Party shall give notice that it is invoking the Deadlock Option. Within 30 days of LINGSTAR sending such notice (if LINGSTAR is the Invoking Party) or within 30 days of LINGSTAR receiving such notice (if USEV is the Invoking Party), LINGSTAR shall deliver to USEV a notice (the “Deadlock LINGSTAR Notice”) setting forth its determination of the value of its interest in the Company (the “Deadlock LINGSTAR Interest Value”). Upon receipt thereof, USEV must, by written notice (the “Deadlock Exercise Notice”) to LINGSTAR delivered within 30 days following receipt of the Deadlock LINGSTAR Notice, either purchase the entire interest of LINGSTAR at a price equal to the Deadlock LINGSTAR Interest Value or sell its entire interest in the Company to LINGSTAR at a price equal to the product of (i) the Deadlock LINGSTAR Interest Value, and (ii) a fraction, the numerator of which shall be the number of Shares held by USEV and the denominator of which shall be the number of Shares held by LINGSTAR. The Exercise Notice shall be irrevocable and, together with the Deadlock LINGSTAR Notice, shall constitute a binding agreement by the Parties to purchase and sell the applicable interest of the selling Party in the Company. The closing of the sale of the interest in the Company of USEV or LINGSTAR, as applicable, shall occur on a date to be determined by USEV, but in any event not later than 90 days following delivery to LINGSTAR of the Deadlock Exercise Notice. At such closing, the selling Party shall deliver such duly executed instruments of transfer and other documents required in connection with such transfer and the purchasing Party shall deliver payment in full by wire transfer of immediately available funds. The interests being transferred shall be free and clear of any Encumbrance (other than Encumbrances arising under this Agreement) and the selling Party shall so represent and warrant, and shall further represent and warrant that it is the beneficial and record owner of such interest being transferred.

(f)

For the avoidance of doubt, LINGSTAR confirms that if following the exercise of the Deadlock Option in accordance with this Section 8.10, LINGSTAR transfers its entire interest in the Company to USEV, the License Agreement shall not be deemed to be terminated and shall continue to be in effect in accordance with its terms and conditions.

(g)

For avoidance of doubt, if neither Party delivers a Deadlock Notice within 14 days after the Deadlock Date in accordance with Section 8.10(a) above with respect to any Deadlocked Matter or the Deadlock Option is not exercised by any Party pursuant to Section 8.10(d) within the 14-day period specified therein, then such Deadlocked Matter shall be deemed disapproved by the Board and no further action shall be taken by the Board or any Party hereunder.

8.11	Subsidiary Board and Committee.

(a)

The Company shall cause each committee of the Board, and the board of directors of each Subsidiary (including each WFOE) and each committee thereof, to include directors nominated by USEV and LINGSTAR in the same proportion as each such Party is represented on the Board. The right of nomination of each such Party shall also carry the right to remove or replace the director so nominated.

(b)

The Company shall cause the quorum and voting arrangements and other procedures with respect to each Subsidiary and its board of directors, as well as other corporate governance matters, to be the same as those set forth in this Section 8 with respect to the Board and the Company. For the avoidance of doubt, the decisions requiring unanimous approval of the Board as set forth in Section 8.9 shall apply to the board of directors of each Subsidiary with respect to actions to be taken by such Subsidiary.

(c)

The Parties shall cause the articles of association of each Subsidiary to provide that unanimous vote of all of the directors of such Subsidiary shall be required for such Subsidiary to take any of the actions or omit to take any action that would have the effect of any of the actions specified in Section 8.9. Each Party shall cause its designees on the board of directors of each Subsidiary to vote with respect to all matters as determined by the Board in accordance with this Section 8.

8.12

Shareholders Vote. Only matters that are required by applicable Laws of PRC as amended from time to time, to be decided by the Shareholders shall be finally decided by the Shareholders after and only after the approval of the Board is obtained with respect to such matters. All other matters in relation to the Company shall be finally decided by the Board without any requirement of Shareholder approval.

8.13	Shareholders Meeting.

(a)

General. From the Company Establishment Date, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement and to ensure the inclusion in the Charter Documents of the rights and privileges of the Shareholders included in this Agreement. In addition, each Shareholder shall vote its Shares at any Shareholders’ meeting, upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote, in conformity with the specific terms and provisions of this Agreement and the Charter Documents.

(b)

Quorum and Voting. The quorum for a Shareholders’ meeting shall be two Shareholders, being USEV and LINGSTAR. Decisions with respect to all matters that require approval of Shareholders shall be adopted if they receive the affirmative vote of the Shareholders holding a simple majority of the Shares, provided that, to the extent that any of the actions specified in Section 8.9 are required by the laws of PRC to be approved by Shareholders, then, in addition to the unanimous approval of the Board, such actions shall also require the unanimous approval of the Shareholders.

SECTION 9

MANAGEMENT OF THE COMPANY

9.1	Management Structure.

(a)

The management organization of the Company shall consist of the following senior managers (the “Senior Managers”): one CEO, one Chief Financial Officer (the “CFO”) and such other officers that the Board may designate from time to time as being necessary for the operation of the Company.

(b)

The initial CEO shall be nominated by LINGSTAR and appointed by unanimous approval of the Board as provided in Section 8.9. All subsequent CEOs shall be nominated and appointed by unanimous approval of the Board as provided in Section 8.9. The CFO shall be nominated and appointed by the unanimous approval of the Board as provided in Section 8.9. The remaining Senior Managers shall be appointed by the CEO.

(c)

The Board shall have the right to dismiss, remove and replace the CEO for any reason, by unanimous approval as provided in Section 8.9. The CEO shall have the right to dismiss any other Senior Manager for any reason at any time. If the CEO or any of the other Senior Managers resigns, is dismissed or dies or becomes incapacitated, his successor shall be nominated and appointed in the same manner as stated in Section 9.1(b).

9.2	CEO.

(a)

Subject to the direction and control of the Board, the CEO shall work full time and shall be responsible for the Company’s day-to-day operations. The CEO shall exercise the rights and responsibilities conferred upon him or her by this Agreement, the Charter Documents or the Board and shall implement the resolutions of the Board. Without limiting the foregoing (but subject to Section 12.2), the CEO shall:

(i)	prepare and submit to the Board for approval the Five-Year Business Plans and, at least 30 days prior to the beginning of each Financial Year, the Annual Plan for the Group;

(ii)

prepare and submit to the Board financial statements regarding the Group’s operations in accordance with the provisions of Section 10.1(f) and in accordance with the policies of the Group developed by the Board; and

(iii)

prepare a list of information relating to the Group which can be disclosed by the Parties or their respective Affiliates to the public, for approval by the Parties within 30 days after the last day of each Financial Quarter (the list after being approved by the Parties, the “Approved Information”).

(b)

Subject to Section 8.9(k), the Board shall make all decisions with respect to the general compensation guidelines of Senior Managers, and the CEO shall determine the amount of such compensation for management personnel within the set guidelines. The Company shall be responsible for all costs relating to the compensation of management personnel.

(c)

All the Senior Managers (other than the CEO) shall be under the leadership of, and report to, the CEO. The CEO shall determine the rights and responsibilities of each Senior Manager in addition to those set forth in this Agreement or the Charter Documents.

9.3	CFO.

(a)

The CFO shall assist the CEO in managing the financial and accounting work of the Company and shall examine and sign the financial plans, credit plans, accounting reports, and major expenditures of the Group. The CFO shall keep true and accurate records and accounts and prepare quarterly financial reports for the Board and other periodic financial statements as required by the Board, the CEO, any Party or applicable Laws. Such reports and statements shall be prepared in accordance with (i) US GAAP, IFRS and the rules and regulations promulgated by the U.S. Securities and Exchange Commission in effect from time to time, and in accordance with the respective forms and guidelines required by USEV and LINGSTAR in relation to the reports and statements prepared for such Party, (ii) GAAP for the Company if required for the statutory filings in XIAN and (iii) PRC GAAP for each PRC Subsidiary.

(b)

The CFO shall also be in charge of examining and checking the financial receipts and payments, accounts and other information of the Group to verify that formalities are complied with, records are accurate, revenue and expenditures are balanced and reasonable, the financial and accounting system of the Group (the “Financial and Accounting System”) is adhered to, and shall report on such matters to the CEO and the Board.

9.4	Corporate Governance.

(a)

Each of the Parties agrees that the Company shall be managed in accordance with the highest international business ethical standards and that no director of the Board, Senior Manager or other personnel of the Company will be permitted to engage in any act which violates applicable Law relating to corruption, bribery, fraudulent behavior or any other criminal activity.

(b)

The Company and its Representatives shall engage only in legitimate business and ethical practices in commercial operations and in relation to government authorities. Neither the Company nor any of its Representatives shall make any payments or transfers of value which have the purpose or effect of public or commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining business. Neither the Company nor any of its Representatives shall pay, offer, promise or authorize the payment, directly or indirectly, of any funds or anything of value to any government official or employee or any political party for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to any Person (any such act, a “Prohibited Payment”). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, that are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof, provided that such payments are permissible under Law and the internal policies and guidelines of the Company. Without limiting the generality of the foregoing, neither the Company nor any of its Representatives shall engage in any activities or practices that are in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-corruption or anti-bribery Laws applicable to the Parties or the Company.

(c)

Each Party hereby represents and undertakes to the other Party that, in connection with the performance of its obligations under this Agreement, such Party and its Representatives, have not, and will not, pay, offer, promise or authorize, directly or indirectly, any Prohibited Payment.

(d)	The Company shall ensure that all of the management provisions set forth in this Section 9 shall apply with respect to the management of each Subsidiary.

SECTION 10

FINANCIAL, ACCOUNTING AND AUDITING SYSTEM

10.1	Financial System and Reporting.

(a)

The Financial and Accounting System of the Group shall be formulated and adopted by the Board based on the recommendations of the CEO, which shall be prepared based on suggestions of the CFO, and shall be in accordance with any applicable Laws, the particular circumstances of the Company and those methods and principles that are consistent with (i) US GAAP, IFRS and the rules and regulations promulgated by the U.S. Securities and Exchange Commission in effect from time to time, (ii) GAAP in relation to the Company if required for the statutory filings in Xian, (iii) PRC GAAP in relation to the PRC Subsidiaries, and (iv) the operating and financial procedures and requirements of USEV and LINGSTAR in relation to the preparation of the financial reports and statements required by such Party.

(b)	The Financial and Accounting System shall be implemented by the CFO after being approved by the Board.

(c)

The Company shall use $ as its accounting unit. The PRC Subsidiaries shall use RMB as their accounting unit and the non-PRC Subsidiaries shall also use $ as their accounting unit. Cash, bank deposits and funds in other currencies, as well as outstanding claims and debts, gains, expenses and so forth in other currencies, shall be recorded in the actual currency in which they are acquired, incurred, received or disbursed, and converted into $ for Company accounting purposes. The conversion of foreign currencies into or from $ for accounting purposes shall be calculated according to the average of the buying and selling rates quoted by the PRC and Xian Banking Corporation for the relevant currency on the date of the relevant transaction, unless the Board approves the use of another exchange rate for such conversions.

(d)	The Company shall open bank accounts with financial institutions approved by the Board.

(e)

The Company shall adopt the internationally used accrual basis and debit and credit accounting system, and other methods that are consistent with US GAAP, IFRS and the rules and regulations promulgated by the U.S. Securities and Exchange Commission in effect from time to time, in the keeping of accounts, and in relation to the Company, also consistent with the GAAP for statutory filings purposes and in relation to the PRC Subsidiaries, the PRC GAAP.

(f)

The financial statements prepared for the Company shall be prepared on a consolidated basis, which shall consist of the balance sheets, the statement of operations, the statement of changes in shareholders equity, and the statement of cash flow. All financial statements shall be prepared in English, in accordance with both US GAAP and IFRS, shall be true and complete and shall fairly represent the financial position of the Group as of the date of each such statement and the results of operations and cash flow for the financial period covered thereby, subject in the case of unaudited statements to normal year-end audit adjustments.

(g)

The Company shall submit quarterly financial statements to the Board within 30 days after the last day of each Financial Quarter. Within 45 days after the last day of the second Financial Quarter, the Auditor will perform an interim review and submit the results thereof to the Board. The Company shall submit annual financial statements, including the Auditor’s report of its audit of such statements, to the Board within 45 days after the last day of each Financial Year. The Parties agree that the Company shall use reasonable efforts to submit monthly financial statements to the Board within 30 days after the last day of each monthly accounting period, commencing after such date as the Company determines that it has staff and resources such that it is reasonably practicable for it to do so.

(h)

Within 45 days after the last day of each Financial Year, the Company shall deliver to the Parties such financial reports and information regarding the activities and operations of the Company and each Subsidiary (including each WFOE) with respect to the preceding Financial Year as reasonably requested by the Parties. This information shall be supplemented by timely delivery to the Parties of such additional financial information, and access to personnel, as may be reasonably requested by the Parties.

10.2

Audit. The independent auditor of the Company (the “Auditor”) shall be selected by the Board and shall be one of the four major international accounting firms with an office established in the PRC who is capable of performing accounting work meeting both PRC domestic accounting standards and international standards and the procedures and requirements of the Parties, including those specified in Section 10.1(a). The initial Auditor shall be PricewaterhouseCoopers. If the Board determines that the Auditor is unable to meet or perform its duties according to such standards, procedures or requirements, it may, subject to Section 8.9(e), replace such Auditor or retain another auditor, at the Company’s expense, to supplement or adjust the work of the Auditor or to perform specific accounting or auditing tasks.

10.3	Taxation.

(a)

The Company shall pay taxes in accordance with applicable Law. The Parties agree to negotiate in good faith any cooperative arrangements that would result in the maximization of the tax benefits available to each of the Parties and the Company, and that any such cooperative arrangement may be varied based on good faith negotiations between the Parties if such variation is required to so maximize such tax benefits; provided that, any such cooperative arrangement shall not be varied if it may result in any taxation or other financial consequence that is disadvantageous to either USEV, LINGSTAR, the Company or any of their respective Affiliates, provided further that, the Company shall seek to minimize the overall tax burden of the Group irrespective of any deduction or credit permitted under the License Agreement against royalties paid to LINGSTAR with respect to withholding or business taxes that may be imposed on royalties paid by any Subsidiary of the Company to the Company. In furtherance of the foregoing, the Parties agree, upon the request of LINGSTAR, to consent to join in and to permit the Company and/or its Subsidiaries to make “check the box” elections to treat the Company or any of its Subsidiaries as fiscally transparent for U.S. federal income tax purposes.

(b)

The Parties shall assist the Company in applying to obtain the benefits for the Company, the Parties and all of their personnel of all of the applicable tax exemptions, reductions, privileges and preferences that are now or in the future become available under applicable Laws and under any applicable treaties or international agreements to which PRC may now be or may hereafter become a party.

10.4	Securities Laws Compliance.

(a)

The Company shall cooperate with LINGSTAR and its Representatives to provide LINGSTAR access to such information related to the internal controls and the disclosure controls and procedures of the Company as may be needed by LINGSTAR to comply with its (ii) obligations to file any certifications required under the Sarbanes-Oxley Act of 2002 (“SOXA”) and any reports on internal controls over financial reporting required under SOXA for each Financial Year during the term of this Agreement and (ii) its other obligations under the rules and regulations promulgated by the U.S. Securities and Exchange Commission in effect from time to time and the rules promulgated by the New York Stock Exchange in effect from time to time (collectively, the “Securities Laws Obligations”). The costs and expenses associated with access to such information, including the cost of copying any documents or records permitted by the Company to be copied, shall be borne by LINGSTAR.

(b)

Upon the written request of LINGSTAR, the Company shall request that the Auditor prepare and deliver to LINGSTAR any other documents or reports required for LINGSTAR to satisfy any Securities Law Obligation. The out-of-pocket costs incurred by the Company (including the cost of the Auditor) as a result of the preparation and delivery of such document or report shall be borne by LINGSTAR.

10.5

Insurance. The Company shall, and shall ensure that each Subsidiary shall, keep insured at all times and maintain insurance policies in a sufficient amount and with such coverage as are generally maintained by responsible companies in the same industry. Such policies shall be sufficient to cover liabilities to which the Group may reasonably be considered at risk in the course of their respective businesses. Without limiting the generality of the foregoing, the Company shall, and shall ensure that each Subsidiary shall, (i) keep insured up to the replacement value thereof (including surveyor’s and architect’s fees) all its properties as are of an insurable nature against fire, theft, lighting, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks and such other risks and shall duly pay all premia and other sums payable for those purposes and (ii) maintain a directors and officers insurance policy of a scope and type reasonably acceptable to the Shareholders and for the insured amount of at least US$5,000,000. Such insurance shall be taken in the name of the Company or Subsidiary, as applicable, and any other Person having an insurable interest in the property of the Company or the Subsidiary, as the case may be. The Company agrees that in the event of failure on the part of the Company or any Subsidiary to insure the properties or to pay the insurance premia or other sums referred to above, any Shareholder may (but shall not be obliged to) cause the properties to be insured or pay the insurance premia or other sums referred to above, as the case may be, and the Company shall promptly reimburse any expense incurred by such Shareholder in taking such action.

SECTION 11

PROFIT DISTRIBUTIONS

11.1	Dividends.

(a)

Subject to the other provisions of this Section 11, the Company shall distribute to the Parties by way of a dividend at least 50% of the Distributable Profits of the Group in respect of each Financial Year, and unless a different percentage is agreed to by the Board on a unanimous basis.

(b)

The Board shall make such plans as it deems desirable for the accumulation, distribution or investment of profits remaining after paying income tax and making allocations to any relevant reserve funds in accordance with any applicable Laws.

(c)

The Company may not distribute profits until the losses of the previous Financial Years have been made up and the due and payable principal of and accrued interest on all Shareholders’ loans, if any, have been repaid in full.

(d)	Undistributed profits from previous Financial Years may be distributed together with the profits of the current Financial Year.

SECTION 12

BUDGETS AND BUSINESS PLAN

12.1

Five-Year Plan. The activities and operations of the Group shall be conducted in accordance with a Five-Year Business Plan, which shall be subject to the approval of the Board on a unanimous basis as provided in Section 8.9. Each Five-Year Business Plan shall include a set of key performance indicators (“KPIs”) and, except for the initial Five-Year Business Plan, a set of minimum performance thresholds (“MPTs”). The KPIs shall reflect the key financial, operating and performance statistics, criteria or indicators that the Five-Year Business Plan is targeting for the performance of the Group each year. The MPTs shall reflect the minimally acceptable key financial, operating and performance statistics, criteria or indicators for the time period covered by the Five-Year Business Plan. Upon the approval of the applicable Five-Year Business Plan, the KPIs and the MPTs included therein shall also be deemed approved.

12.2

Initial and Updated Five-Year Plans. Each Party shall cause the directors appointed by it to vote at the first meeting of the Board to adopt a resolution approving the initial Five-Year Business Plan that was mutually agreed by the Parties. Not later than three months prior to the end of the period covered by the then-current Five-Year Business Plan or such other time as agreed by the Parties, the CEO shall submit an updated Five-Year Business Plan to the Board for its approval. In the event that the updated Five-Year Business Plan is not approved by the end of the period covered by the then-current Five-Year Business Plan, the Group shall continue to operate in accordance with the annual budget of the last approved Annual Plan until the disagreement with respect to the updated Five-Year Business Plan is finally resolved in accordance with the procedures described in Section 8.10.

12.3	Annual Plans.

(a)

An annual financial and operating plan for the Group, including an annual budget for each Financial Year (the “Annual Plan”) based on the Five-Year Business Plan shall be submitted by the CEO to the Board for its approval not later than the end of the second week of the last calendar month (“Deadline”) of the immediately preceding Financial Year.

(b)

If the proposed Annual Plan for the Financial Year is projected to fail to meet or exceed any of the KPIs or MPTs (if any) for such year, such Annual Plan shall not be adopted without the unanimous approval of the Board. However, if such projected failure is due solely to the failure to satisfy any of the KPIs and, as a result, the Annual Plan is not unanimously approved by the Board, USEV shall not have the right to exercise the Deadlock Option under Section 8.10, but instead the matter shall be resolved by the chief executive officer or the chief operating officer of LINGSTAR. For the avoidance of doubt, if the proposed Annual Plan for the Financial Year is projected to fail to meet or exceed any of the MPTs for such year (regardless of whether the Annual Plan meets or exceeds the KPIs), such Annual Plan shall not be adopted without the unanimous approval of the Board and the Deadlock Option will apply if such approval is not obtained.

(c)

If the actual performance of the Group during any Financial Year fails to meet or exceed any of the MPTs for such year (based on numbers available on the Deadline and the projected numbers for the period starting from the Deadline and ending on the last day of the Financial Year), the Annual Plan for the following Financial Year shall not be adopted without the unanimous approval of the Board, and USEV’s right to exercise the Deadlock Option under Section 8.10 shall apply if such approval is not obtained unless the failure to meet or exceed any of the MPTs was contemplated when the applicable Annual Plan was unanimously approved by the Board. Nothing in this Section 12.3(c) shall preclude USEV from exercising its rights under Section 15 with respect to the Milestones to be reached.

(d)

If the Board has not approved the applicable Annual Plan by the Deadline, the annual budget (as set forth in the last approved Annual Plan) shall continue to apply for the first three (3) months of the subsequent Financial Year. In the event that such Annual Plan is not approved within the first three months of the subsequent Financial Year, USEV’s right to exercise the Deadlock Option under Section 8.10 shall apply, provided that, prior to the final resolution of the deadlock provisions and procedures in accordance with Section 8.10, the Company and each WFOE shall be able to operate its business in accordance with the annual budget of the last approved Annual Plan.

SECTION 13

TERM, TERMINATION AND LIQUIDATION

13.1

Company Term. This Agreement shall enter into effect on the date hereof and, unless terminated by the written agreement of the Parties, shall continue for so long as two or more Shareholders continue to hold interests in the Company. This Agreement shall be terminated with respect to any Shareholder who has Transferred all of its Equity Securities in the Company to a third party.

13.2	WFOE Term.

(a)

The term of operations of each WFOE (as extended from time to time, each a “WFOE Term”) shall initially be 30 years commencing on the WFOE Establishment Date of such WFOE and shall be extended for successive 30 year periods in accordance with the articles of association of such WFOE unless earlier terminated pursuant to this Section 13.

(b)

An application for extension of the WFOE Term for each WFOE shall be filed with the Examination and Approval Authority not later than six months prior to the expiration of the WFOE Term for such WFOE for the extension of the WFOE Term for such WFOE, and the Parties shall, and shall ensure that their Affiliates will extend the terms of the License Agreement and Other Agreements to which they are parties for the same number of years as the WFOE Term for such WFOE will be extended, subject in each case to the termination provisions thereof.

13.3	Termination.

(a)	This Agreement shall automatically terminate upon one Party owning all of the Equity Securities of the Company.

(b)

The Company may be dissolved according to the terms of the Charter Documents and this Agreement terminated upon the motion of the Party indicated below if any of the conditions or events set forth below shall occur and be continuing:

(i)	upon the motion of either Party, should the Parties mutually agree to dissolve the Company; or

(ii)	upon the motion of either Party, if any of the Initial Conditions has not been satisfied on or prior to the Long Stop Date.

(c)

The Company may be dissolved according to the terms of the Charter Documents, and this Agreement terminated, upon the motion of the Party indicated below (the “Terminating Party”) if (1) any of the conditions or events set forth below shall occur and be continuing and (2) the Terminating Party does not exercise its Termination Purchase Right:

(i)	upon the motion of the solvent Party, should the other Party become bankrupt or insolvent or file a petition seeking protection under any bankruptcy, reorganization or insolvency Law;

(ii)

upon the motion of the non-breaching Party, should the other Party breach any of its material obligations under this Agreement, and if such breach is capable of being remedied, such breach is not remedied within 30 days after the date on which a notice of such breach is delivered by the non-breaching Party to the breaching Party; or

(iii)

upon the motion of any Party, in the event of a material breach of the Confidentiality Agreement by the Affiliate of the other Party who is a party to the Confidentiality Agreement, and if such breach is capable of being remedied, such breach is not remedied within the time period specified in the Confidentiality Agreement.

(d)	Subject to Section 14.4, this Agreement shall terminate in the event of termination of the License Agreement, in which case either Party shall have the right to make a motion to dissolve the Company.

(e)

If either Party makes a motion to dissolve the Company pursuant to a right granted to it in Section 13.3(b), 13.3(c), 13.3(d) or elsewhere in this Agreement, each Party shall cause the directors appointed by it to adopt a resolution in favor of the dissolution of the Company.

SECTION 14

PURCHASE UPON TERMINATION

14.1

Termination Buyout Right. If the termination of this Agreement arises as a result of any event described in Section 13.3(c), the Terminating Party shall have the right (the “Termination Purchase Right”) to purchase the entire equity interest in the Company of the other Party (the “Non-Terminating Party”) in accordance with this Section 14.

14.2

Exercise of Buyout Right. The Termination Purchase Right shall be exercised as follows: The Terminating Party shall, by written notice (the “Buyout Notice”) to the Non-Terminating Party, notify the Non-Terminating Party that it elects to purchase the entire interest of the Non-Terminating Party in the Company at a price equal to the Applicable Buyout Price and otherwise in accordance with this Section 14. The Buyout Notice shall be irrevocable and, upon delivery of same to the Non-Terminating Party, shall constitute a binding agreement by the Parties to purchase and sell the interest of the Non-Terminating Party in the Company. The closing of the sale of the interest in the Company shall occur on a date to be determined by the Terminating Party, but in any event not later than two (2) months following delivery of the Buyout Notice. At such closing, the Non-Terminating Party shall deliver such duly executed instruments of transfer and other documents required in connection with such transfer and the Terminating Party shall deliver payment in full by wire transfer of immediately available funds. The interests being transferred shall be free and clear of any Encumbrance (other than Encumbrances arising under this Agreement) and the Non-Terminating Party shall so represent and warrant, and shall further represent and warrant that it is the beneficial and record owner of such interest being transferred.

14.3

License Agreement to Remain in Effect. For the avoidance of doubt, LINGSTAR confirms that if USEV exercises its Termination Purchase Right in accordance with Section 14.1 and purchases LINGSTAR’s entire interest in the Company, the License Agreement shall not be deemed to be terminated and shall continue to be in effect in accordance with its terms and conditions.

14.4

USEV Termination Right. If the termination of this Agreement arises as a result of the termination of the License Agreement, LINGSTAR must purchase the entire interest of USEV in the Company at a price equal to the LINGSTAR Buyout Price. The closing of the sale of the interest in the Company shall occur on a date to be determined by LINGSTAR, but in any event not later than two (2) months following the termination of the License Agreement. At such closing, USEV shall deliver such duly executed instruments of transfer and other documents required in connection with such transfer and LINGSTAR shall deliver payment in full by wire transfer of immediately available funds. The interests being transferred shall be free and clear of any Encumbrance (other than Encumbrances arising under this Agreement) and USEV shall so represent and warrant, and shall further represent and warrant that it is the beneficial and record owner of such interest being transferred.

SECTION 15

MILESTONES

15.1

Milestone Buyout Right. The Parties have agreed on achieving certain milestones, to be set forth in the initial Five-Year Business Plan (the “Milestones”). With respect to the second and third Milestones, within 30 days of the end of the relevant Milestone period, the Company shall instruct the Auditor to verify in writing whether the Milestones have been reached by the WFOEs. In the event such Milestones are not reached by the WFOEs (as determined by the Auditor, where applicable), USEV shall have the right (the “Milestone Failure Purchase Right”) to sell its entire interest in the Company to LINGSTAR in accordance with this Section 15.

15.2	Exercise of Buyout Right.

(a)

The Milestone Failure Purchase Right shall be exercised as follows. Within 30 days of receiving the Company’s notice of the Milestone failure, USEV shall have the right, by written notice (the “Milestone Buyout Notice”) to LINGSTAR, to notify LINGSTAR that it elects to sell the entire interest of USEV in the Company to LINGSTAR at a price equal to the LINGSTAR Buyout Price and otherwise in accordance with this Section 15. The Milestone Buyout Notice shall be irrevocable and, upon delivery of same to LINGSTAR, shall constitute a binding agreement by the Parties to purchase and sell the interest of USEV in the Company. The closing of the sale of USEV’s interest in the Company shall occur on a date to be determined by LINGSTAR, but in any event not later than two (2) months following delivery of the Milestone Buyout Notice. At such closing, USEV shall deliver such duly executed instruments of transfer and other documents required in connection with such transfer and LINGSTAR shall deliver payment in full of the LINGSTAR Buyout Price by wire transfer of immediately available funds. The interests being transferred shall be free and clear of any Encumbrance (other than Encumbrances arising under this Agreement) and USEV shall so represent and warrant, and shall further represent and warrant that it is the beneficial and record owner of such interest being transferred.

(b)

Notwithstanding the above, in the event that the failure to reach any of the Milestones was contemplated by the Annual Plan and the Annual Plan was approved by the Board on a unanimous basis, USEV shall not have the right to sell USEV’s interests in the Company as provided in this Section 15.

SECTION 16

LIABILITY FOR BREACH OF CONTRACT

16.1

Liability. Subject to the provisions of this Section 16, a Party shall be in breach of this Agreement or any Other Agreement to which it is a party (a) if it fails to perform, or suspends its performance of, its obligations under this Agreement or such Other Agreement to which it is a party, and if it does not commence correction of such failure within 30 days, and complete such correction within 60 days, following receipt of written notice of such failure from the other Party or the Company, which notice must specify the nature of the alleged breach in reasonable detail; or (b) if any of the representations and warranties made by such Party hereunder or in any of the Other Agreements to which it is a party is untrue or inaccurate in any material respect.

SECTION 17

GOVERNING LAW AND DISPUTE RESOLUTION

17.1

Governing Law. This Agreement and all claims (including claims based in contract, statute or tort) arising out of or relating to this Agreement, its interpretation, validity and enforcement shall be (a) governed by, and construed and interpreted in accordance with, the laws of PRC and (b) resolved solely pursuant to binding arbitration.

17.2	Dispute Resolution.

(a)

The Parties shall attempt to resolve any Dispute through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation stating specifically the nature of the Dispute. If within 30 days following the date on which such notice is given the Dispute cannot be resolved, the Dispute shall be referred to, and finally resolved by, arbitration upon the request of any Party with notice (the “Submission Notice”) to the other Party. Any dispute related to a Deadlocked Matter shall be resolved in accordance with the principles and procedures set forth in Section 8.10 and Section 12.2, respectively, and shall not be subject to the provisions of this Section 17.2.

(b)

The arbitration shall be conducted in PRC under the auspices of the International Arbitration Centre (“IAC”) and in accordance with the Arbitration Rules as at present in force save as modified in this Agreement. There shall be three arbitrators. USEV shall select one arbitrator, and LINGSTAR shall select one arbitrator. All selections shall be made within 30 days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and each Party shall not be limited in its selection to any prescribed list. The third arbitrator shall be jointly selected by the arbitrators selected by USEV and LINGSTAR. If the arbitrators selected by USEV and LINGSTAR fail to select the third arbitrator within 30 days after the date on which the arbitrators for both USEV and LINGSTAR have been selected, the IAC shall select the third arbitrator.

(c)

The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules as are in force at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 17, the provisions of this Section 17 shall prevail. The award of the arbitration tribunal shall be final and binding upon the Parties, and the winning Party may apply to any court of competent jurisdiction for enforcement of such award. In order to preserve its rights and remedies, any Party shall be entitled to seek preservation of property in accordance with any applicable Law in any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal. During the period when the Dispute is being resolved, except for the matters being disputed, the Parties shall in all other respects continue their implementation of this Agreement, provided that, the Dispute does not relate to a matter under Section 13.3.

(d)

Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses stipulated in Section 19.11. Nothing contained herein shall affect the right of any Party to serve such process, notices or other papers in any other manner permitted by applicable Law.

SECTION 18

REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party, with respect to itself, as of the date of this Agreement and as a continuing representation during the period that the Party owns an interest in the Company, as follows:

(a)

Such Party is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and lawful authority to own or possess, lease and operate its assets and to carry on its business as now being and as previously conducted.

(b)

Such Party has the full legal right, power and authority required to enter into this Agreement and to perform fully its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Party, constitutes the valid and binding obligation of such Party enforceable against it in accordance with its terms.

(c)

Except as otherwise set forth in this Agreement, no filings with, notices to, or license, permits, consents, authorizations, qualifications, orders or other approvals of any governmental authority or any other Person are necessary to be obtained by such Party for its execution, delivery and performance of this Agreement or for the establishment of the Company.

(d)

Such Party is, has been and will continue to be in compliance in all material respects with all applicable Laws of its jurisdiction of incorporation and does not know of any circumstances that would be a breach of any such Laws.

(e)

Neither the execution of this Agreement, nor the performance of such Party’s obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of the memorandum and articles of association (or similar organizational documents), business license or bylaws of such Party, as the case may be, or any applicable Laws or of any contract or agreement to which such Party is a party or is subject.

(f)

As of the date of this Agreement, there is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such Party, threatened against such Party with respect to the subject matter of this Agreement or that would affect in any way such Party’s ability to enter into or perform this Agreement, and if any such lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation should come to the knowledge of either Party after the date of this Agreement it shall promptly notify the other Party and provide the other Party with detailed information with respect to such matter.

(g)

There is no document, statement or information of, or derived from, any governmental body in the possession of such Party that has not been disclosed to the other Party, which if disclosed, would materially adversely affect such other Party’s decision to enter into this Agreement or to consummate the transactions contemplated herein. Furthermore, all material documents, statements and information, which have a material impact on the business, operations or affairs of the Group will be promptly disclosed to the other Party to the extent that they first come to the attention to such Party after the date of this Agreement. The documents previously provided by such Party to the other Party, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

SECTION 19

EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

19.1	Binding Effect. This Agreement shall be binding upon the permitted successors and assigns of the Parties.

19.2

Notice of Breach. Any of the Parties that becomes aware of a fact that has occurred, which could in any way adversely affect or impair the fulfillment of any of the obligations undertaken herein in any material respect, shall promptly inform the other Party of such fact.

19.3

Entire Agreement. This Agreement, together with the License Agreement, the Charter Documents and the Other Agreements, constitutes the entire agreement between the Parties with respect to the subject matter hereof.

19.4

Amendment. This Agreement shall not be amended, altered or changed except by a written agreement signed by the Parties. Unless expressly agreed, no amendment shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so amended.

19.5

Waiver. No delay on the part of any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any Party of any right hereunder or of any failure to perform or breach hereof by any other Party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Party, whether of a similar or dissimilar nature. Failure of a Party to exercise any of its rights under this Agreement shall in no way be considered a waiver of the right to so exercise at any later time.

19.6

Severability. If any provision of this Agreement is or is held to be invalid or unenforceable, then to the extent of its invalidity or unenforceability it shall have no effect and shall be deemed not to be included in this Agreement, and the remaining provisions of this Agreement shall not be invalidated. The Parties shall then use all reasonable efforts to replace the invalid or unenforceable provision by a valid provision the effect of which is as close as practicable to the intended effect of the invalid or unenforceable provision.

19.7

No Agency. Nothing in this Agreement (or any of the arrangements contemplated by it), save as may be expressly set out in it, constitute any Party the agent of the other Party for any purpose. Unless the Parties agree otherwise in writing, none of them shall (a) enter into contracts with any Person as agent for the other Party or (b) describe itself as such an agent or in any way hold itself out as being such an agent.

19.8

 Counterparts. This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts,  each of which shall be an original but all of which together shall constitute one and the same instrument.

19.9	Language. This Agreement shall be drafted and executed in the English language.

19.10

Survival. The agreements of the Party contained in Sections 7, 16 and 17, and this Section 19 shall continue to survive after the expiration or termination of this Agreement and the dissolution of the Company.

19.11

Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two Business Days after it is sent for next business day delivery via a reputable international overnight courier service, or deemed dispatched immediately after it is sent by facsimile transmission properly addressed and dispatched and a transmission report confirming dispatch is received, in each case to the intended recipient as set forth below.

If to the Company:	No 31，Jinye Er Road,
Xian - 710065, China
	Attention:	Jun Ling, President and Director

If to USEV:	VIDEO RIVER NETWORKS,INC.
370 AMAPOLA AVE
SUITE 200-A
TORRANCE, CA 90501
	Attention:	Frank I Igwealor, President and CEO

If to LINGSTAR:	No 31，Jinye Er Road,
Xian - 710065, China
	Attention:	Jun Ling, President and Director

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. Any notice, request, demand, claim, or other communication hereunder or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict, the English version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their respective representatives to execute this Agreement as of the date first above written.

VIDEO RIVER NETWORKS, INC.

By:	/s/ Frank I Igwealor
	Name:	Frank I Igwealor
	Title:	President and CEO

LINGSTAR CO.

By:	/s/ Jun Ling
	Name:	Jun Ling
	Title:	President and Director